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BRIGHT LIGHTS ACQUISITION CORP

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Special Meeting , you will need your 12 digit control number to vote electronically at the Special Meeting . To attend:
https://www.cstproxy.com/[X]/sm2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BRIGHT LIGHTS ACQUISITION CORP

FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON , 2022

The undersigned hereby appoints Michael Mahan and Hahn Lee (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the special meeting (the “Special Meeting”) of stockholders of Bright Lights Acquisition Corp. (“BLTS”), to be held on , 2022, at Eastern time, virtually at , and at any adjournments or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS PRESENTED TO STOCKHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the last page)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED **SEE REVERSE SIDE**

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of the Special Meeting and Proxy Statement are available at:
https://www.cstproxy.com/[X]/sm2021

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL AND DIRECTOR.

Please mark your votes like this **X**

- **Proposal No. 1 — The BCA Proposal —** to approve and adopt the Business Combination Agreement, dated as of November 22, 2021 (as amended, the "BCA," and the transactions contemplated thereby, the "Business Combination"), by and among BLTS, Manscaped Holdings, LLC ("Manscaped Holdings"), Bright Lights Parent Corp. ("ParentCo") (whose name is expected to change to "Manscaped Holdings, Inc." following the closing (the "Closing") of the Business Combination), Mower Intermediate Holdings, Inc., Mower Merger Sub Corp. and Mower Merger Sub 2, LLC, and the Business Combination; FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Proposal No. 2 — Organizational Documents Proposals —** to approve the following material differences between BLTS's Amended and Restated Certificate of Incorporation and the current amended and restated bylaws of BLTS (as may be amended from time to time) (collectively, the "BLTS Governing Documents") and the proposed new certificate of incorporation ("Proposed Certificate of Incorporation") and the proposed new bylaws ("Proposed Bylaws") of ParentCo:

  Organizational Documents Proposal A — ParentCo will have 605,000,000 shares of authorized capital stock, which will consist of (i) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share ("ParentCo Class A Common Stock"), (ii) 100,000,000 shares of Class B Common Stock, par value $0.0001 per share ("ParentCo Class B Common Stock"), and (iii) 5,000,000 shares of preferred stock, as opposed to BLTS having 401,000,000 shares of authorized capital stock, which consists of (i) 380,000,000 shares of Class A Common Stock, par value $0.0001 per share ("BLTS Class A Common Stock") and (ii) 20,000,000 shares of Class B Common Stock, par value $0.0001 per share ("BLTS Class B Common Stock,"), and (iii) 1,000,000 shares of preferred stock; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Organizational Documents Proposal B — The Proposed Certificate of Incorporation will provide that holders of ParentCo Class A Common Stock are entitled to one (1) vote per share and holders of ParentCo Class B Common Stock are entitled to ten (10) votes per share, as opposed to holders of BLTS Class A Common Stock and BLTS Class B Common Stock being entitled to one vote per share, pursuant to the BLTS Governing Documents; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Organizational Documents Proposal C — ParentCo will amend its name to "Manscaped Holdings, Inc." from "Bright Lights Acquisition Corp."; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Organizational Documents Proposal D — The ParentCo board shall consist of not less than three (3) nor more than eleven (11) members, with the exact number initially fixed at seven (7) and adjusted thereafter from time to time by the board, as opposed to the BLTS Governing Documents which provide that the board shall consist of not less than one (1) nor more than fifteen (15) members, with the exact number initially fixed at one (1) and adjusted thereafter from time to time by the board; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Organizational Documents Proposal E — The Proposed Certificate of Incorporation does not include any provisions relating to ParentCo's ongoing existence, and the default under the DGCL will make ParentCo's existence perpetual, as opposed to the BLTS Governing Documents providing that if BLTS does not consummate a business combination (as defined in the BLTS Governing Documents) by January 11, 2023, BLTS will cease all operations except for the purposes of winding up and will redeem the public shares and liquidate the trust account established in connection with BLTS's initial public offering; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Organizational Documents Proposal F — The Proposed Certificate of Incorporation will eliminate various provisions applicable only to blank check companies; and FOR ☐ AGAINST ☐ ABSTAIN ☐

  Organizational Documents Proposal G — The Proposed Bylaws contain a lock-up provision under which, after the consummation of the Business Combination and subject to certain exceptions, BLTS's sponsor, directors and officers and certain unitholders of Manscaped Holdings will be contractually restricted from selling or transferring any of their shares of common stock until the earliest of (i) the date that is 365 days after the Closing, (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction that results in all of the public stockholders of ParentCo having the right to exchange their shares of ParentCo Class A Common Stock for cash securities or other property, or (iii) the day after the date on which the closing price of the ParentCo Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing. FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Proposal No. 3 — The Director Election Proposal —** assuming the BCA Proposal and the Organizational Documents Proposals are approved, to elect 5 directors to serve staggered terms, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death, with 2 additional directors to be appointed prior to the Closing;

	FOR	AGAINST	ABSTAIN
(1) Kevin Datoo	☐	☐	☐
(2) Michael Mahan	☐	☐	☐
(3) Evan Richter	☐	☐	☐
(4) Paul Tran	☐	☐	☐
(5) Richard Thompson	☐	☐	☐

- **Proposal No. 4 — The Stock Issuance Proposal —** to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of (a) ParentCo Class A Common Stock and ParentCo warrants to the BLTS security holders as consideration for their shares, warrants and units of BLTS pursuant to the BCA and the ParentCo Merger (as defined in the BCA), (b) ParentCo Class A Common Stock to the PIPE investors pursuant to the PIPE investment and (c) shares of common stock of ParentCo to certain unitholders of Manscaped Holdings as consideration for their shares of Manscaped, Inc. pursuant to the BCA and the Manscaped, Inc. Merger (as defined in the BCA); FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Proposal No. 5 — The Equity Incentive Plan Proposal —** to approve the Manscaped Holdings, Inc. 2022 Omnibus Incentive Plan; FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Proposal No. 6 — The Management Incentive Plan Proposal —** to approve the Manscaped Holdings 2022 Management Incentive Plan; FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Proposal No. 7 — The Adjournment Proposal —** to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Special Meeting. FOR ☐ AGAINST ☐ ABSTAIN ☐

The share(s) represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" each director nominee and proposal presented to stockholders. If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**____________, **2022.**

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such